EXHIBIT 23.6

                               ARTHUR ANDERSEN LLP
                               1666 K STREET, N.W.
                           WASHINGTON, D.C. 20006-2873
                                 MARCH 12, 1997

Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia 23219

   We consent to the use of our name and the references to our Fairness Opinion dated August 12, 1996 under the captions "Risk Factors -- Purchase of Former Advisor's and Former Manager's Rights not at Arm's-Length," and "Certain Transactions -- Conversion to Self-Administration" in the Prospectus of
Cornerstone Realty Income Trust, Inc. (the "Company") included in the Registration Statement on Form S-3 to be filed by the Company.


                                             Very truly yours,


                                             /s/ Arthur Andersen LLP
                                             --------------------------
                                             Arthur Andersen LLP
                                             Washington, D.C.
                                             March 12, 1997